UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

November 29, 2013

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01	Entry into Material Definitive Agreement

On November 29, 2013, through our wholly-owed subsidiary Jubilant Cadista Pharmaceuticals, Inc., we entered into amendments (collectively, the “November 2013 Loan Amendments”) to our loan agreements with HSL Holdings Inc. (“HSL Holdings”).

We have two loan agreements with HSL Holdings. Pursuant to a loan agreement, dated November 23, 2011 (the “2011 HSL Loan Agreement”), we funded a $10,000,000 loan (the “2011 Loan”) to HSL Holdings in November 2011, which prior to the November 2013 Loan Amendments had a maturity date of November 29, 2013. The outstanding principal of the 2011 Loan bears interest at a current interest rate of five percent (5%) per annum. Pursuant to a loan agreement, dated January 30, 2013 (the “2013 HSL Loan Agreement;” collectively, the 2011 HSL Loan Agreement and the 2013 HSL Loan Agreement are referred to as the “HSL Loan Agreements”), we funded a $20,000,000 loan (the “2013 Loan”) to HSL Holdings which has a maturity date of January 31, 2015. The outstanding principal of the 2013 Loan bears interest at a current interest rate of four percent (4%) per annum.

The November 2013 Loan Amendments effectuated the following modifications to the HSL Loan Agreements:

A.	The maturity date of the 2011 Loan was extended from November 29, 2013 to November 28, 2014; and

B.	Interest reset provisions were added to each HSL Loan Agreement to provide that on each September 1 and March 1 (a “Reset Date”), commencing March 1, 2014, the interest rate is reset so that the current interest rate (i.e. four percent (4%) per annum in the case of the 2013 Loan and five percent( (5%) per annum in the case of the 2011 Loan) is increased by an amount equal to the increase, if any, in the Six Month Libor Rate on such applicable Reset Date over the Six Month Libor Rate that was in effect on August 15, 2013 (the “Reference Date”). However, there is no adjustment to the interest rate on the 2011 Loan unless there is at least a one hundred (100) basis point increase in the Six Month Libor Rate on the applicable Reset Date over the Six Month Libor Rate in effect on the Reference Date. The interest rate is not permitted to fall below four percent (4%) per annum in the case of the 2013 Loan or five percent (5%) per annum in the case of the 2011 Loan.

Other than the extension of the maturity date of the 2011 Loan to November 28, 2014 and the interest reset provisions described above, the terms of the HSL Loan Agreements remained unchanged, including that we have the right to demand payment of all or any portion of the principal amount of the 2011 Loan or the 2013 Loan, together with accrued and unpaid interest thereon, at any time during the term of either loan upon 30 days’ and 60 days’ written notice, respectively, to HSL Holdings.

In accordance with our policy and procedure with respect to the approval of related party transactions, a committee comprised or our independent directors, Messrs. Becker and Seth, reviewed and approved the proposed November 2013 HSL Loan Amendments prior to consideration and approval by our Board of Directors.

See Item 13 – “Certain Relationships and Related Party Transactions, and Director Independence” of our Annual Report on Form 10-K for our Fiscal Year ended March 31, 2013, for a more detailed description of the HSL Loan Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

		By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date:	December 3, 2013